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                                                                 Exhibit


Urkundenrolle [register of authors] No. 2246 K/1998


Negotiated on
27/10/98
in Munich, [Federal Republic of Germany]


The following persons appeared today before Dr. Karl, the undersigned notary public, in his office in Munich, [Federal Republic of Germany]:


1. Mr. Axel Hundt, German citizen, whose business address is Am Lindenhain 14, 85435 Bergham, Aufhausen, Federal Republic of Germany. Mr. Hundt, who identified himself on the basis of the official photo ID card issued to him by the Federal Republic of Germany, is hereinafter referred to as the "Seller,"


and


2. Mr. Klaus Grissemann, Swiss citizen, whose business address is Geschaftshaus Wasserschloss, Aarestrasse 17, 5300 Vogelsang-Turgi, Switzerland. Mr. Grissemann identified himself on the basis of the official photo ID card issued to him by the Swiss Confederation. In the following, Mr. Grissemann shall not be acting in his own name, but rather on account of

                                  IAT Multimedia, Inc.
                               Geschaftshaus Wasserschloss
                                     Aarestrasse 17
                                  5300 Vogelsang-Turgi
                                      Switzerland,

                                      hereinafter referred to as the "Buyer."

         To prove that he is authorized to act in the name of the aforementioned entity, Mr. Grissemann has submitted the original of the power of attorney issued to him by the Board of Directors of IAT, Inc.


Now, therefore, at the request of those appearing before me, I notarize the following oral statements made before me as set forth below:

SALES AND ASSIGNMENT AGREEMENT


                                    PREAMBLE

The seller is the only limited partner of the corporate entity COLUMBUS Computer Handels- und Vertriebs GmbH & Co. KG (hereinafter referred to as the "KG") which is registered with the Commercial Register of the Amtsgericht [District Court], Munich, [Federal Republic of Germany], under the number HR A 72431 with a fixed capital of 100,000 deutsche marks. COLUMBUS Computer Handels- und Vertriebs-Verwaltungs GmbH (hereinafter referred to as the "GmbH") is the only general partner of the KG with a share capital of 100,000 deutsche marks; the GmbH is registered with the Commercial Register of the Amtsgericht [District Court], Munich, [Federal Republic of Germany], under the number HR B 115362. Neither the KG nor the GmbH own any real property. The Seller is also the only shareholder of the GmbH. The Seller intends to sell one hundred percent of his shares in both the KG and the GmbH (hereinafter referred jointly to as the "companies") to the Buyer. The Buyer intends to acquire these shares. NOW, THEREFORE, the parties to this agreement stipulate the following:


                                   SECTION 1

                               SALE AND TRANSFER

1.1 Subject to Section 1.2 and Section 1.3, the Seller sells and transfers to the Buyer, who accepts such sale and transfer, the limited partner's capital contribution to the KG and his share in the GmbH, hereinafter referred to as the "shares," as set forth below:

         a) a limited partner's capital contribution to the KG at a par value of 100,000 deutsche marks and

         b)   a share in the GmbH at a par value of 100,000 deutsche marks.

1.2 The transfer in rem of the limited partner's capital contribution to the KG shall be subject to the following conditions precedent:

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         a)   The receipt, on the part of the Buyer, of the annual financial statement, including profit and loss statement, for the KG (Section 9.1) and the interim financial statement, including interim profit and loss statement, of the KG (Section 9.2). Such financial statements must be accompanied, respectively, by an attestation of audit and a confirmation of audit issued by FIDES Treuhandgesellschaft mbH, Bremen, [Federal Republic of Germany], as described in Section 9.3; and

         b)   The registration of the Buyer in the Commercial Register; and

         c)   Payment of the purchase price in accordance with Section 3.2 item
              a); and

         d)   The transfer of the shares in accordance with Section 3.2 item
              b).

         The Buyer may waive the requirements set forth in items a) and b) above, in writing, vis-a-vis the Seller. The sale and transfer of the limited partner's capital contribution to the KG shall be effected by way of special successor rights.

1.3 The transfer in rem of the share in the GmbH shall be subject to the condition precedent of payment of the purchase price in accordance with ss. 3.2 item a) and the transfer of the shares in accordance with
         Section 3.2 item b).

1.4 In economic terms, the transfer of shares shall take effect on October 31, 1998, at 24:00 hours. As far as the profits for the current fiscal year are concerned, the Seller and the Buyer stipulate hereby that the Seller shall be permitted to withdraw an amount of 1,400,000 deutsche marks from the item entitled "credit balance of the limited partner" in the interim financial statement and shown as such therein. The Buyer shall be entitled to a "credit balance of the limited partner," if any, that is shown in the interim financial statement of the KG (Section 9.2) above and beyond the amount of 1,400,000 deutsche marks, as well as any "credit balance of the limited partner" that is created between September 01, 1998, and October 31, 1998, 24:00 hours; such amount shall be considered having been paid for by the purchase price. The Seller undertakes not to withdraw any funds above and beyond the aforementioned amount of 1,400,000 deutsche marks from the item "credit balance of the limited partner."

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1.5      The share in the GmbH shall be sold including any and all profits not distributed. To date, the Seller has not distributed the profits of the GmbH or effected any withdrawals.

1.6 The approvals required for the sale and the transfer are attached to the present agreement as APPENDICES 1.6 (a) AND (b). The comprise:

         a) The approval of the KG concerning the transfer of shares [APPENDIX 1.6 (a)] and

         b) The approval of the GmbH concerning the transfer of shares [APPENDIX 1.6 (b)].


1.7 The applications concerning the change in terms of the limited partner, which must be signed by the Seller, the GmbH, and the Buyer and must be filed with the Commercial Register, shall be signed by the aforementioned parties on the deadline (Section 2). Subsequent to the transfer in rem of the shares in the GmbH, the Buyer shall notify the management of the GmbH of the transfer of the shares in accordance with Section 16 para 1 GmbHG [GmbH-Gesetz - law governing limited liability companies].


                                   SECTION 2

                                    DEADLINE

Today's date shall be considered the deadline in the sense of the present agreement.


                                   SECTION 3

                                 PURCHASE PRICE

3.1 The purchase price for the shares shall be 4,100,000 (in words: four million one hundred thousand) deutsche marks.

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3.2      The purchase price shall be paid as follows:

         a) An amount totaling 2,850,000 deutsche marks shall be paid in cash (cash payment);

         b) The Buyer shall transfer to the Seller a number of shares of the former, such number to be determined in accordance with Section
              3.4 (hereinafter referred to as the "shares"); the value of such shares shall equal 1,250,000 deutsche marks.


3.3      The purchase price shall be due and payable as follows:

         a) The cash payment shall be due and payable two banking days upon satisfaction of the requirements set forth in Section 1.2 a) and
              Section 1.2 b) and shall be transferred to the bank account of the Seller set forth in Section 3.7 below.

         b) The shares shall be transferred two banking days upon satisfaction of the requirements set forth in Section 1.2 a) and
              Section 1.2 b). A credit to the securities account of the Seller as specified in Section 3.7 shall be equivalent to such transfer.


3.4 The number of shares to be transferred as consideration pursuant to Section 3.2 item b) shall be equivalent to the quotient, in US dollars, of 1,250,000 deutsche marks at the average price between the foreign exchange buying rate and the foreign exchange selling rate officially quoted at the foreign exchange market in Frankfurt, [Federal Republic of Germany] on October 23, 1998 (hereinafter referred to as the "average foreign exchange rate"), divided by the average sale price, in US dollars, as defined below. The "average sale price" shall be computed as follows: First, the last prices at which the shares of the Buyer's common stock were sold on Nasdaq in New York, New York, USA, on each banking day in New York, New York, USA (hereinafter referred to as the "banking day") in the last four months preceding October 24, 1998. Subsequently, the result of the aforementioned addition shall be divided by the number of banking days in the last four months preceding October 24, 1998.

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         The parties to this agreement stipulate that pursuant to the definitions set forth above, the average foreign exchange rate shall be DM
1.6590 and the average sale price $7.64; they also stipulate that, based on an average foreign exchange rate of DM 1.6590 and an average sale price of $7.64, the number of shares to be transferred in accordance with Section 3.2 item b) shall be 98,622.


3.5 The Seller undertakes not to sell or transfer the shares acquired in accordance with Section 3.2 b) within six months of the deadline.


3.6 Subject to the limitations set forth in sentence 3 [of this paragraph] below, if the Seller sells the shares acquired by him pursuant to Section 3.2 item b) six months after the deadline but prior to the fourth anniversary of the deadline, and if the market price achieved by the Seller for a share at the time he sells the shares on Nasdaq in New York, New York, USA (hereinafter referred to as the "market price") is lower than the average sale price (Section 3.4), the Buyer shall transfer to the Seller a specific number of new shares so that the result of multiplying the current market price with the total number of shares that were transferred to the Seller pursuant to
         Section 3.2 item b) and Section 3.6 is equal to the equivalent value in US dollars of 1,250,000 deutsche marks at the average foreign exchange rate (Section 3.4). If the result of the multiplication set forth in the preceding sentence calls for the transfer of fractions of one share of the Buyer's common stock to the Seller, the number of shares shall be rounded off to the next higher full number. The maximum number of shares to be transferred in accordance with Section
         3.2 item b) and Section 3.6 shall be computed on the basis of the following equation:

Maximum number =

Equivalent value in US$ of DM 1,250,000 at the average foreign exchange rate (Section 3.4)

-----------------------------------------------------

Last sale price of one share of the Buyer's common stock on Nasdaq on October 23, 1998


         The parties to this agreement stipulate that the last sale price of one share of the Buyer's common stock on Nasdaq on October 23, 1998, was $6.50 and that, taking the sale price of $6.50 as the basis, the maximum number of shares to be transferred in accordance with Section
         3.2 item b) and Section 3.6 would be 115,918.


3.7 Any and all payments and/or transfers to the Seller in accordance with Section 3 shall be made to the bank account and/or the securities account of the Seller with Sparkasse Dingolfing, bank routing number 743 513 10, account number 100181437, unless the Seller designates another bank account or another securities account.


                                   SECTION 4

                                  DISCLOSURES

The Seller shall provide the following documents to the Buyer:

4.1 The shareholders agreement of the GmbH, last amended on December 18, 1996;

4.2 The financial statements of the companies, as set forth in greater detail in Section 9.1 and Section 9.2;

4.3 The notarized spin-off agreement of 08/07/98 for the purpose of transferring assets of an individual businessman to a GmbH & Co KG (register of authors no. 1483/1998 of Georg Rie , notary public, having an office in Dorfen), hereinafter referred to as the "spin-off agreement"; as well as

4.4      The following agreements and documents pertaining to the companies:

         a) resolutions of the shareholders and modifications of the articles of incorporation, in accordance with the list set forth in APPENDIX 4.4 a);

         b) employment contracts, in accordance with the list set forth in APPENDIX 4.4 b):

         c) loan agreements, as well as bank guaranties, warranties, declarations of patronage, collateral documentation, as well as loans provided by one of the companies to a third party, in accordance with the list set forth in APPENDIX 4.4 c);

         d) rental and lease agreements, in accordance with the list set forth in APPENDIX 4.4 d);

         e) insurance policies, in accordance with the list set forth in APPENDIX 4.4 e); and

         f) the General Terms and Conditions, General Sales or Purchase Terms and Conditions, as well as any and all other standard agreements of the company, in accordance with the list set forth in APPENDIX
              4.4 f).


                                   SECTION 5

                            COVENANTS AND WARRANTIES

5.1      The Seller covenants and warrants by way of an individual warranty

         a) that the statements made in Section 5 herein with regard to the companies are correct and complete as of today's date;

         b) that, to the best of his knowledge, he has provided complete and comprehensive information to the Buyer concerning all circumstances known to him that are significant to an assessment of the companies' situation in terms of assets and profits; and

         c) that, with the exception of general economic developments or developments specific to the industry, he is unaware of any significant factors that would negatively affect the future development of the business activities of the companies relative to prior years.


5.2 The Seller covenants and warrants, furthermore, by way of an individual warranty

         5.2.1 Legal Situation of the KG and the GmbH

         - that the companies were established in a legally effective manner;

         - that the entire fixed capital and/or share capital has been paid in full, in cash, and that it was not repaid, as well as that there are no obligations to make additional capital contributions or to pay outstanding capital contributions;

         - that the shares transferred represent 100% of the fixed capital and/or the share capital of the GmbH;

         - that the shares belong exclusively to the Seller and are free of third-party rights;

         -    that the Seller may freely dispose of such shares; as well as

         - that the statements made in the preamble and in Section 1.5 are complete and correct.


         5.2.2 Section 419 BGB / Section 1365 BGB

              The Seller covenants and warrants by way of an individual warranty that for the Seller, disposing of his shares does not represent a business in the sense of Section 419 BGB [Burgerliches Gesetzbuch - civil code] and

         - that the disposition of the shares on the part of the Seller does not require the approval of his spouse in accordance with Section 1365 BGB.


         5.2.3 No Challenges

         The Seller covenants and warrants by way of an individual warranty

         - that the companies have neither applied for nor declared bankruptcy and that the companies' assets are not subject to a settlement proceeding before any court, and

         - that no circumstances are extant which might justify challenging the present agreement under the provisions of the Konkurs- und Vergleichsordnungsgesetz [law governing bankruptcies and settlements] and the Anfechtungsgesetz [law governing legal challenges].


         5.2.4 Agreements

         The Seller covenants and warrants by way of an individual warranty

         - that at the time the corporate entity was spun off from his private assets in accordance with the (registered) spin-off agreement of July 20, 1998, any and all assets required for continuing the business activities of the corporate entity were transferred to the KG;

         - that, with the exception of the agreements and obligations set forth in Section 4, the companies have not concluded any other agreements or assumed any other obligations that would affect their financial or operational position in significant ways;

         - that the agreements set forth in Section 4, as well as all extant agreements, remain in full force and effect, unless they were terminated in the course of normal business; as well as

         - that, to the best of his knowledge, there are no circumstances known to him, not even in consequence of the present agreement, which would impair or endanger the continued effectiveness of the agreements set forth in Section 4.


         5.2.5 Performance of Agreements

         The Seller covenants and warrants by way of an individual warranty

         - that, as of today, the companies have performed and continue to perform all agreements set forth in Section 4, and/or that they have done everything in their power to place them in the position to satisfy their duties under such agreements at the time such performance is required. There are no defects in performance with regard to the agreements concerned.


         5.2.6 Intellectual Property Rights

         The Seller covenants and warrants by way of an individual warranty

         - that the companies do not themselves own any intellectual property rights in connection with their current business activities (specifically, patents, utility models, copyrights, trademarks, and know-how), including business secrets, procedures, and licenses; [change in German text initialed at right margin]

              and

         - that, to the best of his knowledge, the companies' business activities do not violate intellectual property rights of third parties.


         5.2.7 Insurance

         The Seller covenants and warrants by way of an individual warranty

         - that the KG as the insured party maintains insurance policies protecting it against fire, theft, and other operational risks under appropriate insurance policies or insurance policies customary for the industry, and that such insurance policies remain in full force and effect.


         5.2.8 Concessions and Permits

         The Seller covenants and warrants by way of an individual warranty

         - that any and all official permits, construction and operational permits and licenses required for the companies' business activities, including permits concerning environmental protection, are in effect, and that the companies are in possession of any and all other permits deemed necessary for the performance of their business activities by governmental authorities; as well as

         - that any and all such concessions and permits are in full force and effect, without any restrictions whatsoever, and that he has no knowledge of any circumstances that might justify any withdrawal or restriction of these concessions or permits or the imposition of requirements in consequence of the present agreement.


         5.2.9 Compliance with Environmental Regulations

         The Seller covenants and warrants by way of an individual warranty

         - that the companies have not caused or permitted, either intentionally or unintentionally, any release of environmentally hazardous substances and materials on the real property utilized by the companies;

         - that he and the companies have done everything in their power to ensure that all waste and other materials or substances, irrespective of their hazardous or nonhazardous nature, which are treated and/or temporarily or permanently stored outside of the real property utilized by the companies, were treated, temporarily or permanently stored, or incinerated in accordance with all applicable laws and regulations; as well as

         - that, to the best of his knowledge, there are no extant contaminated sites (pollution of the soil or groundwater) at or under the real property owned or utilized by the companies, and that there are no other environmentally hazardous substances thereon.


         5.2.10 Legal Disputes and Compliance with Regulations

         The Seller covenants and warrants by way of an individual warranty

         - that the companies are not threatened with any civil, criminal, or administrative claims and that they are not subject to any court or governmental investigations. There are no court judgments or administrative findings that enjoin the companies from carrying out or ordering specific acts or restrict them in regards thereto and that would impose significant restrictions on the companies' ability to pursue their business activities or that assert that the companies have violated laws or regulations. The companies are not party to any legal dispute, and no legal dispute is presently threatened against them; and

         - that the business activities of the companies are basically carried out in accordance with all official requirements.

         5.2.11 Ownership of the Assets

         The Seller covenants and warrants by way of an individual warranty

         - that the assets of the companies continue to form, in terms of civil laws, an integral and unrestricted part of the corporate assets shown in the interim financial statements, unless they were sold since August 31, 1998, in the course of the companies' regular business activities; and

         - that with the exception of customary reservations of title concerning inventories, the assets, including transfers by way of security, are not subject to third- party rights.

         5.2.12 Annual Financial Statement

         The Seller covenants and warrants by way of an individual warranty

         - that both the annual and the interim financial statements (Section 9) provide a picture of the financial situation, assets, liabilities (also those that are qualified or limited), equity, and profit situation of the companies that reflects the actual situation, and that both the annual financial statements and the interim financial statements were prepared in accordance with generally accepted accounting principles, subject to the continuity of accounting and valuation criteria, and that are correct and complete;

         - that the inventories set forth in both the annual and the interim financial statements (Section 9) are shown in accordance with the commercially applicable lowest value principle, taking into account adjustments with regard to obsolete inventory or inventory that can no longer be sold;

         - that the trade accounts receivable, which are shown in both the annual and the interim financial statements (Section 9) subject to flat-rate and, if applicable, individual adjustments and have not been settled as of today's date, may be collected by March 31, 1999, at the latest;

         - that as of August 31, 1998, the companies had future, payable, or threatened liabilities of any kind only to the extent shown per cash value of the interim financial statements pursuant to
              Section 9.2 or covered by reserves; as well as

         -    that there have been no hidden distributions of profits.

         5.2.13 Tax Returns

         The Seller covenants and warrants by way of an individual warranty

         - that the companies have filed any and all tax returns to be filed to date with the respective tax authorities; and

         - that the companies are not in default, as of today's date, with regard to the payment of taxes, fees, and social security taxes that are due and payable, and that the interim financial statements pursuant to Section 9.2 contain sufficient reserves for any taxes, fees, and social security taxes apply to the period ending August 31, 1998, and that must be paid by the companies.


         5.2.14 Condition of Moveable Assets

         The Seller covenants and warrants by way of an individual warranty

         - that the moveable and immovable assets of the companies are in usable condition, taking into account fair wear and tear, age, and the requisite maintenance work, the latter having been performed at regular intervals.

         5.2.15 Products and Product Liability

         The Seller covenants and warrants by way of an individual warranty

         - that the products manufactured by the companies conform to any and all significant governmental or private-sector regulations. Any and all goods and services are sold subject to customary warranties. The companies, to the best of the Seller's knowledge, have not sold or performed defective goods and services as of the deadline that might lead to warranty claims against them. Specifically, all goods and services of the companies are fit for the conversion of deutsche marks to the Euro, as well as for the millennium date change that will become necessary on 31/12/99; and

         - that the companies, to the best of the Seller's knowledge, did not manufacture any goods and did not deliver any goods and services that might entail product liability claims.

         5.2.16 No Significant Modifications

         The Seller covenants and warrants by way of an individual warranty

         -    that since August 31, 1998, up to today's date,

              (i) the companies have duly continued their business activities subject to proper business practices and procedures; this applies, in particular, to investment principles, inventories and purchases, production methods, payment policies, and collection of receivables;

              (ii) that significant contracts concluded by the companies were not modified or terminated;

              (iii) that payments made to the executives, representatives, or consultants of the companies were not increased above and beyond customary pay raises;

              (iv) that no retirement benefits, bonuses, profit-sharing plans, or other payments of a similar nature were instituted for the benefit of executives or other employees of the companies, or that extant promises of this nature were not increased;

              (v) that the companies did not incur significant liabilities or that they did not sell any important assets, unless such acts occurred in the course of normal business; as well as

              (vi) that no significant negative changes have occurred with regard to the financial situation, assets, liabilities, equity, or operating results of the companies; and

         - that the Seller, from today's date until the transfer in rem of the shares, shall abide by the rules of conduct set forth above under items (i) to (vi), and that he shall not deviate therefrom without the prior approval of the Buyer.


                                   SECTION 6

                                 LEGAL RECOURSE

6.1 If one or several of the covenants and warranties made in the present agreement or any of the duties undertaken herein do not apply or are not satisfied, the Buyer shall have the right, at its discretion,

         a) to demand that the Buyer and the companies be placed in a situation equivalent to the situation that would exist if the respective covenant or warranty would apply or if the respective duty had been satisfied;

         and/or

         b) to demand compensation for any damages incurred, now or in the future, by the Buyer and/or the companies;

         and/or

         c)   to claim a reduction of the purchase price, in deviation from
              Section 472 BGB, in an amount that equals the reduction in assets incurred by the Buyer and/or the companies.

6.2 If damages incurred on one level are reflected on another level, any claims for compensation of such damages may be made only once.

6.3 Notwithstanding any other provisions of the present agreement, the Seller undertakes to hold the Buyer and, if requested by the latter, the companies harmless from any and all tax liabilities and other disadvantages related thereto, if any, as of the respective date on which such liabilities are due and payable, which affect the tax periods up to the deadline and which are not covered by debit items in both the annual and interim financial statements. This shall include interest and surcharges, a well as disadvantages resulting from a restructuring, if any, of the equity that may be utilized for tax purposes in the sense of Sections 28, 29 KStG [Korperschaftssteuergesetz - corporate tax law]. In this connection, the Buyer shall have all rights pursuant to Section 6.1. If tax audits or subsequent assessments result in additional tax liabilities to be paid by the companies, any advantages and disadvantages resulting from tax savings which, in turn, stem from periodic deferrals or subsequent capitalization shall be offset only at the time at which the tax savings actually affect the companies or their legal successors.

6.4 Any claims pursuant to Section 6 shall be subject to the following statute of limitations:

         a) With the exception of claims for damages due to legal defects (Section 5.2.1), environmental claims (Section 5.2.9), and product liability (Section 5.2.15), as well as claims for damages or reimbursement of tax and social security liabilities (Section
              5.2.13 and Section 6.3), all claims under Section 6.1 shall expire on December 31, 2000;

         b) The statutory statute of limitations shall apply to claims for legal defects (Section 5.2.1);

         c) Claims for damages in connection with environmental liabilities (Section 5.2.9) shall expire on December 31, 2003; and

         d) Claims resulting from breaches of covenants and warranties concerning tax and social security liabilities (Section 5.2.13 and Section 6.3) shall expire within six months of the effectiveness or nonappealability of the respective tax and/or social security assessments.

6.5 The statute of limitations concerning claims, if any, made by the Buyer shall be interrupted by a written demand for performance or a written notification of defect analogous to the requirements set forth in Section 202 BGB, in connection with Section 205 BGB, with the proviso that in order to preserve its claims the Buyer must assert its claims in court within 12 months of the date of the demand for performance or the notification of defect, however, not prior to the expiration of the respective statute of limitations pursuant to
         Section 6.4.

6.6 Articles 460 and 464 BGB, as well as Sections 377 ff. HGB [Handelsgesetzbuch - commercial code] shall not apply.

6.7 Claims on the part of the Buyer under Section 6 shall be valid only if the amount or the value of the claim, or the sum total of all its claims, equals at least 50,000 deutsche marks. If this limit is exceeded, the full amount shall be due and payable or reimbursed in each case. As far as demands for taxes or social security taxes are concerned, in this connection the total of any and all subsequent assessments shall apply.

6.8 If the liability of the Seller is limited to the best of his knowledge or to his actual knowledge, he shall nevertheless be liable for due diligence pursuant to Section 43 para 1 GmbHG. The Seller shall be credited with having acted with the best knowledge or actual knowledge of a managing director and Prokuristen [persons with special power of attorney].


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


                                   SECTION 7

                                  COOPERATION

7.1 The Seller undertakes to provide to the Buyer any and all records and documents pertaining to the companies and to inform the Buyer, at the latter's request and free of charge, henceforth and without any restrictions, about matters pertaining to the companies that are relevant to the time period preceding the deadline, to the extent that such information is required for safeguarding the interests of the companies or the Buyer.

7.2 If the companies are audited after the deadline by tax authorities with regard to assessment periods preceding the deadline, the Seller shall be given the opportunity to have a representative, who is subject to confidentiality agreements, participate in the audit, especially in the final discussions pertaining thereto. Any and all information required for safeguarding the interests of the Seller shall be provided to the latter, at his request and expense. In addition, the Seller may request, also at his expense, that the company affected by any such tax assessment avail itself of any recourse available to it. The respective proceedings shall be carried out by the Seller at his expense.


                                   SECTION 8

                           PROHIBITION OF COMPETITION

8.1 The Seller undertakes that until 31.12.2000 neither he himself nor any companies associated with him shall engage in direct or indirect competition with the companies and that he or companies associated with him shall not establish, participate in, consult, or otherwise support a company, either directly or indirectly, that competes with the companies' current business activities. In geographical terms, the prohibition of competition shall be limited to the areas in which the companies currently do business. This provision shall not apply to investments by the Seller in companies that are traded on stock exchanges, provided such investments amount to less than two percent of the share capital of such publicly traded company.

8.2 If the Seller violates the prohibition of competition set forth above, he shall be liable for a fine of 500,000 deutsche marks for each violation. In the event of continued violation of the prohibition of competition, each week of violation shall be considered a separate instance of such violation. Any right to claim damages resulting from such violation or claims under the performance guaranty shall be unaffected thereby.


                                   SECTION 9

                                 BALANCE SHEETS

9.1 The annual financial statements and the profit and loss statements attendant thereto, which are attached to this agreement as APPENDIX
         9.1 (a) and APPENDIX 9.1 (b), respectively, have been prepared for the fiscal year ended December 31, 1997.


9.2 The interim financial statements and the interim profit and loss statements attendant thereto, which were prepared for the period from January 1, 1998, to August 31, 1998, are attached to this agreement as APPENDIX 9.2 (a) and APPENDIX 9.2 (b), respectively. These interim financial statements were prepared in accordance with the same accounting principles that were applied to the financial statements set forth in Section 9.1. Events that normally are considered at the end of a fiscal year were posted on a pro-rated basis and were taken into account in accordance with generally accepted accounting rules.


9.3 The Buyer shall ask FIDES Treuhandgesellschaft mbH, Bremen, [Federal Republic of Germany], to audit the financial statements attached to the present agreement as Appendices 9.1 a), 9.1 b), 9.2 a), and 9.2 b) with regard to whether they were prepared, in all respects, in accordance with generally accepted accounting principles, subject to the continuity of accounting and valuation criteria, and whether they are correct and complete. If the financial statements are deemed to be correct and complete FIDES Treuhandgesellschaft mbH shall issue an attestation of audit for Appendices 9.1 a) and 9.1 b), as well as a positive confirmation of audit for Appendices 9.1 a) and 9.2 b).

         FIDES Treuhandgesellschaft mbH, Bremen, [Federal Republic of Germany], shall adapt the German financial statements in accordance with the generally accepted accounting principles (GAAP) that apply in the United States. The costs incurred in connection therewith shall be borne by the Buyer alone. However, if the Seller breaks off the negotiations without good reason, he alone shall bear the costs for adapting the German financial statements to the US-GAAP.


9.4 In connection with its duties pertaining to its audit of the German financial statements and the adaptation thereof to US-GAAP, FIDES Treuhandgesellschaft mbH, Bremen, [Federal Republic of Germany], shall have the right to inspect any and all worksheets and documents related thereto and to pose questions to the companies' executives. The Seller and the companies shall ensure that Mr. Neumaier, the accountant of the companies, assists FIDES Treuhandgesellschaft mbH, Bremen, [Federal Republic of Germany], to the best of his ability, in performing the audit.


                                   SECTION 10

                              EMPLOYMENT CONTRACT

The parties to this agreement stipulate that the Seller shall resign from his position as the managing director of the GmbH as soon as the transfer in rem of the shares to the Buyer has been effected, that the parties shall conclude an annulment agreement concerning the Seller's extant employment contract with the GmbH, and that the Seller shall conclude the employment contract with the KG appended hereto as APPENDIX 10.


                                   SECTION 11

             WITHDRAWAL FROM AGREEMENT / REPAYMENT OF RENT GUARANTY

11.1 If the Buyer does not pay the purchase price within ten banking days of the date on which it is due and payable (Section 3.3), the Seller shall have the right to withdraw from this agreement by declaring such withdrawal vis-a-vis the Buyer in a letter that is sent via certified mail, return receipt requested, or by declaring his withdrawal vis-a-vis the entity authorized to accept service pursuant to Section 14.2 of the present agreement.


11.2 Pursuant to the declaration attached to the present agreement as APPENDIX 11.2 (hereinafter referred to as the "guaranty"), the Seller undertook relative to a third party (hereinafter referred to as the "lessor"), which has rented office space to the KG at Hauptstrasse 32, 85457 Worth, Wilfing, [Federal Republic of Germany], under a lease dated 16/10/96 [change initialed], to cover the liabilities incurred by the KG under such lease. The parties to this agreement stipulate that once the transfer in rem of the shares to the Buyer has been effected, they shall jointly endeavor, to the best of their abilities, to have the Seller released from his liability toward the lessor under the guaranty. If the lessor refuses to release the Seller from his guaranty obligations, the Buyer declares, subject to the condition precedent of the transfer in rem of the shares to the Buyer, that it shall hold the Seller harmless from any claims under such guaranty. The Buyer shall not have any offset or retention rights whatsoever relative to the Seller's right to be held harmless.


                                  SECTION 12

                 BUNDESKARTELLAMT [FEDERAL ANTITRUST AUTHORITY]

The Buyer shall, at its expense, register the present merger with the Bundeskartellamt [Federal Antitrust Authority], to the extent necessary. The Buyer covenants that such application is not required.


                                   SECTION 13

                                CONFIDENTIALITY

13.1 The parties to this agreement shall treat the conclusion thereof and its provisions confidentially, unless disclosure to third parties is required by law or the applicable rules of a stock exchange, or if such disclosure is warranted in terms of informing the companies' employees and their elected representatives of the merger in an appropriate manner.


13.2     The parties to this agreement shall coordinate press releases, if any.


                                   SECTION 14

                            COSTS & OTHER PROVISIONS

14.1 The cost of having documents related to the present agreement notarized shall be borne by the Buyer. If the companies own real property, the Buyer shall bear the property acquisition tax, if any. Any and all other costs incurred separately by the parties in connection with this agreement shall be borne by the respective party, unless stipulated otherwise.


14.2 IAT Deutschland GmbH Interaktive Mediensysteme, Fahrenheitstrasse 9, 28359 Bremen, [Federal Republic of Germany], shall be the entity authorized to accept service in the sense of Section 174 ZPO [Zivilprozessordnung - rules of civil procedure].


14.3 Any and all Appendices to this agreement shall be an integral part thereof.


14.4 Modifications of and amendments to this agreement (including this Section 14.4) shall be made in writing, unless the law prescribes stricter formalities.


14.5 The present agreement represents the entire agreement between the parties thereto. Any earlier agreements between the parties shall be null and void.


14.6 The legal ineffectiveness of any provisions of this agreement shall not affect the effectiveness of the other provisions thereof. The same shall apply to contract lacunae, if any. The ineffective or unenforceable provision , or the lacuna, shall be replaced or filled, as the case may be, by a stipulation which, to the extent possible under the law, comes closest to the original intent of the parties to this agreement.


14.7 This agreement shall be subject to German law. The Landgericht I [Regional Court], Munich, [Federal Republic of Germany], shall have jurisdiction.


The transcript of the negotiations set forth above, including all Appendices, was read to the parties in the presence of the notary public. The aforementioned documents were approved by the parties to this agreement and executed by both the parties and the notary public as follows:

[signed]
         [signed]
                  [signed]
                           [signed]

[seal]

DR. DIETER KARL
NOTARY PUBLIC IN MUNICH, [FEDERAL REPUBLIC OF GERMANY]